EXHIBIT 21 - WHOLLY-OWNED SUBSIDIARIES
                             AND ASSOCIATED COMPANIES

                                                                    Percentage
                                                                     Of Voting
                                                     State Of       Securities
                                                   Incorporation      Owned

Lee Enterprises, Incorporated                      Delaware         Parent
Lee Technical Systems, Inc.                        Iowa               100%
Lee Consolidated Holdings Co.                      South Dakota       100%
KOIN-TV, Inc.                                      Delaware           100%
NAPP Systems Inc.                                  Iowa               100%
New Mexico Broadcasting Company, Inc.              New Mexico         100%
Accudata, Inc.                                     Iowa               100%
Target Marketing Systems, Inc.                     Iowa               100%
Madison Newspapers, Inc.                           Wisconsin           50%
Journal-Star Printing Co.                          Nebraska         49.75%